Exhibit 99.2

ARIEL REINSURANCE COMPANY LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2011 AND 2010

Ernst & Young Ltd. 3 Bermudiana Road Hamilton HM08, Bermuda P.O. Box HM 463 Hamilton, HM BX, Bermuda Direct: +1 441 295 7000 Direct fax: +1 441 295 5193 www.ey.com/bermuda

Report of Independent Auditors

The Shareholder

Ariel Reinsurance Company Ltd.

We have audited the accompanying consolidated balance sheets of Ariel Reinsurance Company Ltd. (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ariel Reinsurance Company Ltd. at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

March 8, 2012

Ariel Reinsurance Company Ltd.

Ariel Reinsurance Company Ltd.

Consolidated Balance Sheets

At December 31, 2011 and 2010

(in thousands of United States Dollars)

	December 31, 2011	December 31, 2010
Assets
Fixed maturity investments, at fair value (amortized cost 2011: $1,301,519; 2010: $1,350,855)	$1,306,543	$1,363,479
Other investments, at fair value	198,685	188,473
Short-term investments, at fair value (amortized cost 2011:$100,167; 2010: $83,830)	100,167	83,857

Total investments	1,605,395	1,635,809
Cash and cash equivalents	61,166	87,845
Premiums receivable	218,015	202,814
Accrued investment income	5,760	9,387
Deferred acquisition costs	34,308	30,963
Prepaid reinsurance premiums	17,735	13,291
Loss reserves recoverable	41,448	26,585
Other assets	5,327	7,586
Receivable for investments sold	22,457	2,698

Total assets	$2,011,611	$2,016,978

Liabilities
Reserve for losses and loss adjustment expenses	563,997	425,211
Unearned premiums	175,809	160,895
Deposit liabilities	26	39
Reinsurance premiums payable	13,559	11,695
Payable for investments purchased	112,194	73,543
Balance due to Ariel Holdings Ltd.	317	780
Other liabilities	8,421	6,647

Total liabilities	874,323	678,810

Shareholder’s Equity
Ordinary share capital (Authorized 100,000,000 common shares, par value $1.00, 1,000,000 shares issued)	1,000	1,000
Additional paid-in capital	999,000	999,000
Retained earnings	137,288	338,168

Total shareholder’s equity	1,137,288	1,338,168

Total liabilities & shareholder’s equity	$2,011,611	$2,016,978

See accompanying notes to the Consolidated Financial Statements

Ariel Reinsurance Company Ltd.

Consolidated Statements of Operations

For the years ended December 31, 2011 and 2010

(in thousands of United States Dollars)

	2011	2010
Revenues
Gross premiums written	$492,664	$531,724
Reinsurance premiums ceded	(41,473)	(36,161)

Net premiums written	451,191	495,563
Change in net unearned premiums	(10,410)	(5,206)

Net premiums earned	440,781	490,357
Other underwriting loss	(35)	(60)
Net investment income	37,858	50,722
Net realized gains on investments	3,835	22,005
Net unrealized (losses) gains on investments	(12,285)	16,127
Net foreign exchange losses	(1,847)	(1,487)

Total revenues	468,307	577,664

Expenses
Net losses and loss adjustment expenses	294,485	244,979
Acquisition costs	64,611	67,854
General and administrative expenses	49,631	48,836

Total expenses	408,727	361,669

Income before income taxes	59,580	215,995

Income tax (expense) benefit	(460)	214

Net income	$59,120	$216,209

See accompanying notes to the Consolidated Financial Statements

Ariel Reinsurance Company Ltd.

Consolidated Statements of Changes in Shareholder’s Equity

For the years ended December 31, 2011 and 2010

(in thousands of United States Dollars)

	2011	2010
Share capital
Balance, beginning of year	$1,000	$1,000

Balance, end of year	$1,000	$1,000

Additional paid-in capital
Balance, beginning of year	$999,000	$999,000

Balance, end of year	$999,000	$999,000

Retained earnings
Balance, beginning of year	$338,168	$521,959
Net income	59,120	216,209
Dividends declared and paid	(260,000)	(400,000)

Balance, end of year	$137,288	$338,168

Total shareholder’s equity	$1,137,288	$1,338,168

See accompanying notes to the Consolidated Financial Statements

Ariel Reinsurance Company Ltd.

Consolidated Statements of Cash Flows

For the years ended December 31, 2011 and 2010

(in thousands of United States Dollars)

	2011	2010
Cash flows provided by operating activities:
Net income	$59,120	$216,209
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized gains on investments	(3,835)	(22,005)
Net amortization on investments	5,195	2,799
Net unrealized losses / (gains) on investments	12,285	(16,127)
Depreciation	4,093	4,379
Other items	2,247	885
Change in:
Premiums receivable	(15,201)	(41,715)
Accrued investment income	3,627	592
Deferred acquisition costs	(3,345)	(9,067)
Prepaid reinsurance premiums	(4,444)	(11,828)
Loss reserves recoverable	(14,863)	(25,036)
Other assets	(709)	222
Reserve for losses and loss adjustment expenses	138,786	170,004
Unearned premiums	14,914	16,974
Reinsurance premiums payable	1,864	11,007
Other liabilities	1,774	(1,865)

Net cash provided by operating activities	201,508	295,428

Cash flows provided by investing activities:
Purchases of fixed maturity investments	(2,913,652)	(2,487,788)
Sales and maturities of fixed maturity investments	2,971,459	2,417,877
Net (purchases) sales of short-term investments	(15,828)	235,215
Net purchases of other investments	(26,743)	(23,694)
Net change in receivable for investments sold	18,891	19,974
Purchases of fixed assets	(1,125)	(1,641)

Net cash provided by investing activities	33,002	159,943

Cash flows used in financing activities:
Deposit liabilities	(13)	33
Balance due (from) / to Ariel Holdings Ltd.	(463)	280
Dividends declared and paid	(260,000)	(400,000)

Net cash used in financing activities	(260,476)	(399,687)

Effect of exchange rate changes on cash and cash equivalents	(713)	(324)

Net (decrease) / increase in cash and cash equivalents	(26,679)	55,360

Cash and cash equivalents - beginning of year	87,845	32,485

Cash and cash equivalents - end of year	$61,166	$87,845

See accompanying notes to the Consolidated Financial Statements

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

1. Organization

Ariel Reinsurance Company Ltd. (“Ariel Re” or collectively with its subsidiary the “Company”) was incorporated on November 4, 2005 under the laws of Bermuda. Ariel Re is a wholly owned subsidiary of Ariel Holdings Ltd. (“Ariel Holdings”), an insurance holding company incorporated in Bermuda.

The Company’s operations are principally focused on catastrophe exposed property, marine, aviation, credit and surety reinsurance business. Catastrophe reinsurance covers unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, freezes, industrial explosions and other man-made or natural disasters. Loss experience associated with catastrophe reinsurance is characterized by infrequent events of high severity. Credit and surety reinsurance business is underwritten on a global basis through a branch office in Zurich, Switzerland that was established in 2009. Although catastrophe exposed business constitutes the majority of Ariel Re’s business, the Company also underwrites property and, until 2010, professional liability insurance on a direct basis.

On March 11, 2010 Ariel Re established a wholly-owned representative office in Brazil, Ariel Reinsurance Company Escritorió de Representção no Brasil Ltda. This office was opened to facilitate the underwriting of credit and surety lines of business.

2. Significant Accounting Policies

Basis of presentation and consolidation

The consolidated financial statements include Ariel Re and its wholly-owned subsidiary and have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated in preparing these consolidated financial statements.

Certain comparative financial information has been reclassified to conform to the current year presentation.

Use of estimates in consolidated financial statements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While the estimates included in the consolidated financial statements reflect the Company’s best estimates and assumptions, actual results could differ materially from these estimates. The significant estimates reflected in the Company’s consolidated financial statements include the reserve for losses and loss adjustment expenses, premium estimates for business written, and the fair value measurement of certain fixed maturities and other investments. Estimates and assumptions are periodically reviewed and the effects of revisions are recorded in the consolidated financial statements in the periods in which they are determined.

Premiums

Premiums written are recorded in accordance with the terms of the underlying policies and contracts of insurance and reinsurance. Premiums written are recorded at the inception of the policy and are estimated based upon information received from insureds, ceding companies and their brokers. Subsequent differences arising on such estimates are recorded in the period in which they are determined. Premiums written are earned on a pro-rata basis over the period for which coverage is provided. The reserve for unearned premiums represents the portion of premiums written applicable to the unexpired risk period of policies and contracts and insurance and reinsurance in force.

For contracts and policies written on a losses occurring basis, the risk period is generally the same as the contract or policy term. For contracts written on a risks attaching basis, the risk period is based on the terms of the underlying contracts and policies.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

Reinstatement premiums that reinstate coverage are estimated based on loss experience and are recorded in accordance with the contract terms based upon the ultimate loss estimate associated with each contract. Reinstatement premiums are generally written and earned at the time the associated loss event occurs.

A portion of the Company’s assumed reinsurance agreements contain loss sensitive or loss limiting provisions, such as adjustable or sliding scale commissions or occurrence limitations, that may impact the ultimate amounts paid to or received from ceding companies. In some loss scenarios, these features would result in the ceding company’s results not being proportional to the Company’s results under the proportional reinsurance agreement, and such differences may be meaningful. The Company has recorded these agreements as deposits and is included in Deposit liabilities on the Consolidated Balance Sheets. These contracts were deemed as either transferring only significant timing risk or transferring only significant underwriting risk.

Deferred acquisition costs

Acquisition expenses are costs that vary with, and are directly related to, the production of new and renewal business and consist principally of commissions and brokerage expenses incurred at the time a contract or policy is issued. These costs are deferred and amortized over the period in which the related premiums are earned. Deferred acquisition costs are limited to their estimated realizable value based on the related unearned premiums. Anticipated loss and loss adjustment expenses and anticipated investment income related to those premiums are considered in determining the recoverability of deferred acquisition costs. Acquisition costs are shown net of commissions earned or reinsurance ceded.

Reinsurance ceded

In the normal course of business, the Company may seek to mitigate underwriting risk that could cause unfavorable results by reinsuring certain amounts of risk with other reinsurers. Reinsurance premiums ceded are expensed on a pro-rata basis over the period the reinsurance coverage is provided. Prepaid reinsurance premiums represent the portion of premiums ceded on the unexpired term of the policies purchased.

Reinsurance recoverables are presented on the Consolidated Balance Sheets net of any reserves for uncollectible reinsurance. The method for determining the reinsurance recoverable on unpaid losses and loss adjustment expenses involves actuarial estimates in a manner consistent with the determination of unpaid losses and loss adjustment expenses. Any reserve for uncollectible reinsurance is based on an estimate of the amount of the reinsurance recoverable balance that will ultimately not be recovered due to reinsurer insolvency, contractual dispute or other reason. The valuation of this reserve for uncollectible reinsurance includes several processes including a review of the credit ratings of the reinsurance recoverables by reinsurer, an analysis of default probabilities as well as coverage issues. These factors require considerable management judgment and the factors are reviewed in detail on a quarterly basis with any resulting adjustments recorded in earnings in the period that collection issues are identified.

Reserve for losses and loss adjustment expenses

The reserve for losses and loss adjustment expenses is established by management and includes estimates for unpaid claims and claim expenses on reported losses as well as an estimate of losses incurred but not reported. The reserve is based on individual claims, case reserves and other reserve estimates reported by insureds and ceding companies as well as management’s estimate of ultimate losses. The reserve for incurred but not reported losses and loss adjustment expenses is established by management based on actuarially determined estimates of ultimate losses and loss adjustment expenses. Inherent in the estimate of ultimate losses are expected trends in claim severity and frequency and other factors which could vary significantly as claims are settled.

Ultimate losses and loss adjustment expenses may vary materially from the amounts provided in the consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are recorded in earnings in the period in which they become known and are accounted for as changes in estimates.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

Investments

The Company’s fixed maturity investments are reported as trading securities and are carried at estimated fair value with changes in fair value included in earnings in the consolidated statement of operations and comprehensive income. The Company determines fair value of its fixed maturity investments in accordance with current accounting guidance, which defines fair value and establishes a fair value hierarchy based on inputs to the various valuation techniques used for each fair value measurement. The use of valuation techniques for any given investment requires a significant amount of judgment and consideration of factors specific to the underlying investment.

Investment transactions are recorded on the trade date with balances pending settlement reflected separately in the balance sheet. Interest on fixed maturity investments is recorded in net investment income when earned and is adjusted for any amortization of premium or discount. Net investment income includes interest, dividend income and amortization of premiums or discounts and is recorded net of investment management fees. The amortization of premiums and accretion of discounts for fixed maturity investments is computed using the effective yield method. Premiums and discounts arising from the purchase of mortgage-backed securities are amortized using the effective yield method over the estimated remaining term of the securities, adjusted for anticipated prepayments

Realized gains or losses on the sale of investments are determined on the basis of the first-in-first-out method and included in earnings when realized.

Short-term investments, which are managed as part of the Company’s investment portfolio and have a maturity of one year or less when purchased, are carried at fair value, which approximates amortized cost.

The Company participates in a securities lending program whereby blocks of securities, which are included in fixed maturity investments, are loaned to third parties, primarily major brokerage firms. The Company retains all economic interest in the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the securities. Collateral is required at a rate of 102% - 105% of the market value of the loaned securities and is monitored daily and maintained by the lending agent. The collateral has not been recorded on the balance sheet as the Company does not have the right to sell or repledge the collateral.

Other investments are carried at estimated fair value with interest, dividend income and income distributions included in net investment income. The fair value of the emerging market debt fund and hedge funds is generally established on the basis of the net valuation criteria established by the managers of the investments. These net valuations are determined based upon the valuation criteria established by the governing documents of such investments. The Company records the fair value of the hedge funds on a month lag as valuation information provided by the managers of the investments is not available on a timely basis. This lag in reporting is applied consistently until timely information becomes available. The fair value of catastrophe bonds is based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares, partnership interests or notes of the other investments.

The Company enters into derivative instruments such as swaps, futures, options and forward foreign exchange contracts in order to manage its foreign currency exposure, obtain exposure to a particular financial market, or for managing the duration of the fixed maturity investment portfolio and yield curve. The Company records its derivatives at fair value on the Company’s Consolidated Balance Sheets as either assets or liabilities, depending on their rights or obligations, with changes in fair value included in unrealized gains (losses) on investments in the Consolidated Statements of Operations. The fair value of the Company’s derivatives is estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, by the use of industry or internal valuation models.

Cash and cash equivalents

Cash and cash equivalents include highly liquid short-term deposits and securities with maturities of ninety days or less at the time of purchase.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

Foreign exchange

The Company’s functional currency is the United States Dollar. Monetary assets and liabilities denominated in foreign currencies are re-measured into the functional currency at the exchange rates in effect at the balance sheet dates and revenues and expenses denominated in foreign currencies are translated at the prevailing exchange rate on the transaction date with the resulting foreign exchange gains and losses included in earnings.

Stock based compensation plans

Ariel Holdings grants stock-based compensation awards which vest over a specified period or upon employees meeting certain performance and retirement eligibility criteria. Ariel Holdings amortizes the fair value of the awards over the specified vesting period and recognizes any previously unrecognized compensation cost at the date of retirement. Compensation cost is recognized either over the vesting period or from the grant date to the date on which retirement eligibility provisions has been met and additional service is no longer required, as appropriate. Ariel Holdings charges the Company for the expense associated with stock-based compensation.

Taxation

The Company provides for income taxes for its branch office based in Zurich, Switzerland. The Company records deferred income taxes which reflect the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases. A valuation allowance against a deferred tax asset is provided for if and when the Company believes that a portion, or all of the deferred tax asset may not be realized in the near term.

In addition, the Company is required to recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained, assuming examination by tax authorities. The Company has not recognized any liabilities for unrecognized tax benefits as a result of this guidance. The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next twelve months and classifies all income tax associated with interest and penalties as income tax expense.

Recent accounting pronouncements

In 2010, new accounting guidance was issued for deferred acquisition costs incurred by insurance entities when issuing and renewing insurance contracts. The standard requires costs that are incrementally or directly related to the successful acquisition of new or renewal insurance contracts to be capitalized as deferred acquisition costs. The standard is effective for interim and annual periods beginning after December 15, 2011. The Company does not expect this standard to have an impact on the Company’s financial position or results of operations.

In May 2011, new accounting guidance was issued to provide largely identical guidance about fair value measurement and disclosure requirements with International Accounting Standards Board’s new International Financial Reporting Standards relating to fair value measurement. The new guidance does not extend the use of fair value, but, rather, provides guidance about how fair value should be applied where it is already required or permitted under U.S. GAAP and requires enhanced disclosures covering all transfers between Level 1 and 2 of the fair value hierarchy. Additional disclosures covering Level 3 assets are also required. The standard is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this guidance is not expected to have an impact to the Company’s financial position and results of operations.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

3. Fair Value Measurement

The Company determines the fair value of its fixed maturity investments in accordance with current accounting guidance, which defines fair value and establishes a fair value hierarchy based on inputs to the various valuation techniques used for each fair value measurement. The use of valuation techniques for any given investment requires a significant amount of judgment and consideration of factors specific to the underlying investment. The Company estimates the estimated fair value of each individual security utilizing the highest level of inputs available. Current accounting guidance establishes three levels in the hierarchy as follows:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2:	Inputs are other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3:	Inputs are unobservable inputs for the asset or liability.

Fixed maturities

The Company uses quoted values and other data provided by an independent pricing service and its third party investment managers in determining fair values for its fixed maturity investments. Pricing from third party pricing services are sourced from multiple vendors. Each source has its own proprietary method for determining fair value of any security that is not actively traded. In general, the methods involve the use of “matrix pricing” in which the independent pricing sources use observable market inputs including, but not limited to, yield curves, trade execution data, market spreads, cash flows, credit risks and benchmarking like securities to determine a reasonable fair value.

The following describes the techniques generally used to determine the fair values of the Company’s fixed maturities by asset class:

U.S. government and agencies - These securities consist primarily of bonds issued by the U.S. Department of Treasury and mortgage agencies such as the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. The fair values of highly liquid U.S. Treasuries are based on quoted prices in active markets using real time trading systems and are classified within Level 1. The fair values of U.S. government agency securities are priced using yield curves, credit spreads and interest rate volatilities. These are considered to be observable market inputs and therefore the fair values of U.S. government agency securities are classified in Level 2.

Non-U.S. governments - These securities consist of securities issued primarily by governments, provinces, agencies and supranationals, as well as debt issued by financial institutions that is guaranteed by a non-U.S. government. The fair values of highly liquid European and Canadian Sovereign debt are based on quoted prices in active markets and are classified in Level 1. Other Non-U.S. government securities are priced using observable inputs, such as yield curves, credit spreads and interest rate volatilities and are classified in Level 2.

U.S. states and municipals - These securities consist of bonds issued by U.S. domiciled state and municipality entities. The fair value of these securities is determined using market approach pricing, which utilizes pricing models, mathematical tools and experienced pricing evaluators. The price for a security is based upon a hierarchy of market information regarding that security or securities with similar characteristics. The significant inputs used to price the municipals are observable market inputs and the fair value of these securities is classified in Level 2.

Corporate debt - These securities consist primarily of investment-grade debt of a wide variety of corporate issuers and industries. The fair value of these securities is determined using the spread above the risk-free yield curve, reported trades, broker / dealer quotes, benchmark yields, and industry and market indicators. These are considered observable market inputs and fair value of these securities are classified within Level 2.

Residential and commercial mortgage-backed securities - These securities consists of residential and commercial mortgage-backed securities originated by both agencies and non-agencies. The fair values of these securities are determined through the use of pricing models which evaluate the underlying collateral performance, and obtain prices from market makers and live trading systems. Where pricing is unavailable from pricing services, the Company obtains non-binding quotes from broker-dealers to estimate fair value. These are considered observable market inputs and the fair value of these securities are classified within Level 2.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

Asset-backed securities - These securities consist primarily of investment-grade bonds backed by pools of loans with a variety of underlying collateral. The fair values of asset-backed securities are priced through the use of various models which evaluate the underlying collateral performance, as well as obtaining prices from market makers and live trading systems. As the significant inputs used to price these securities are observable market inputs, the fair values of asset-backed securities are classified in Level 2.

Other Investments

Catastrophe bonds - The fair value of catastrophe bonds is based on quoted market prices or when such prices are not available, by reference to broker or underwriter bid indications. As the significant inputs used to price these securities are observable market inputs, the fair values of catastrophe bonds are classified in Level 2.

Derivatives - The fair values of the Company’s over-the-counter derivatives such as interest rate swaps, credit default swaps and forward foreign exchange contracts are estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, the use of industry or internal valuation models used by an independent pricing service. These are considered observable market inputs and therefore the fair value of these securities are classified in Level 2.

Emerging market debt fund and hedge funds - The fair value of the emerging market debt fund and hedge funds is generally determined on the basis of the net valuation criteria established by the managers of the investments. The Company believes the published net asset value represents the fair value that market participants would apply to an interest in the fund. Some of the hedge funds are subject to restrictions on redemptions and sale which are determined by the governing documents and limit the Company’s ability to liquidate these investments in the short-term. The Company obtains the audited financial statements for every hedge fund annually and regularly reviews and discusses fund performance with fund managers to corroborate the reasonableness of the published net asset value. Due to the restrictions on redemptions and sale of these investments, the Company’s emerging market debt and hedge funds have been classified in Level 3.

Short-Term Investments

Short-term investments are comprised of fixed maturity investments that have a maturity of one year or less when purchased and a short-duration high quality fund. The fair value of the short-term fixed maturity investments is determined using the same principles as described above by asset class. The fair value of the short-term high quality fund is estimated using the net asset value reported by the investment manager. The Company’s short-term investments have been classified in Level 1 and Level 2.

a)	At December 31, 2011 and 2010, the Company’s investments were allocated between Levels 1, 2, and 3 as follows:

	December 31, 2011
	Level 1	Level 2	Level 3	Total

U.S. government and government agencies	$248,634	$—	$—	$248,634
Non-U.S. governments	—	15,518	—	15,518
U.S. states and municipalities	—	2,677	—	2,677
Corporate	—	412,959	—	412,959
Residential mortgage-backed securities	—	401,165	—	401,165
Asset-backed securities	—	130,283	—	130,283
Commercial mortgage-backed securities	—	95,307	—	95,307

Total fixed maturity investments	$248,634	$1,057,909	$—	$1,306,543
Other investments	$—	$50,754	$147,931	$198,685
Short-term investments	$4,968	$95,199	$—	$100,167

Total	$253,602	$1,203,862	$147,931	$1,605,395

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

	December 31, 2010
	Level 1	Level 2	Level 3	Total

U.S. government and government agencies	$135,041	$—	$—	$135,041
Non-U.S. governments	—	10,731	—	10,731
U.S. states and municipalities	—	9,653	—	9,653
Corporate	—	576,428	—	576,428
Residential mortgage-backed securities	—	395,896	—	395,896
Asset-backed securities	—	132,771	—	132,771
Commercial mortgage-backed securities	—	102,959	—	102,959

Total fixed maturity investments	$135,041	$1,228,438	$—	$1,363,479
Other investments	$—	$91,931	$96,542	$188,473
Short-term investments	$5,324	$78,533	$—	$83,857

Total	$140,365	$1,398,902	$96,542	$1,635,809

b)	The following table presents a reconciliation of the beginning and ending balances for the emerging market debt fund and hedge funds, included in other investments that are measured at fair value using Level 3 inputs as at December 31, 2011 and 2010:

Other investments	2011	2010

Beginning balance at January 1	$96,542	$59,934
Transfers in/(out) of Level 3 assets, at fair value	—	—
Purchases	65,000	35,000
Sales	(10,378)	(8,512)
Net realized and unrealized (losses) gains included in earnings:
Net realized losses	(3,366)	(201)
Net unrealized gains	133	10,321

Ending balance at December 31	$147,931	$96,542

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in whether or not valuation inputs are observable may result in a reclassification for certain financial assets and liabilities. Reclassifications between Level 1, 2 and 3 of the fair value hierarchy are reported as transfers in and/or out as of the beginning of the quarter in which the reclassifications occur. There were no transfers in or out of Levels 1, 2 or 3 for the years ended December 31, 2011 and 2010.

Total net unrealized losses of $3.4 million from the emerging market debt and the hedge funds held at December 31, 2011 were included in earnings for the year ended December 31, 2011 (2010 - net unrealized gains of $10.3 million).

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

4.	Investments

a)	The cost or amortized cost, gross unrealized gains, gross unrealized losses and fair value of fixed maturity investments by category at December 31, 2011 and 2010 are as follows:

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Fixed maturity investments, trading:
U.S. government and government agencies	$247,702	$947	$(15)	$248,634
Non-U.S. governments	15,430	254	(166)	15,518
U.S. states and municipalities	2,622	55	—	2,677
Corporate	411,368	5,380	(3,789)	412,959
Residential mortgage-backed securities	399,628	8,190	(6,653)	401,165
Asset-backed securities	134,772	1,379	(5,868)	130,283
Commercial mortgage-backed securities	89,997	6,097	(787)	95,307

Total	$1,301,519	$22,302	$(17,278)	$1,306,543

	December 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Fixed maturity investments:
U.S. government and government agencies	$132,406	$2,707	$(72)	$135,041
Non-U.S. governments	9,461	192	—	9,653
U.S. states and municipalities	10,485	256	(10)	10,731
Corporate	565,387	12,745	(1,704)	576,428
Residential mortgage-backed securities	396,642	6,785	(7,531)	395,896
Asset-backed securities	137,942	1,867	(7,038)	132,771
Commercial mortgage-backed securities	98,532	6,480	(2,053)	102,959

Total	$1,350,855	$31,032	$(18,408)	$1,363,479

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

b)	The contractual maturity dates of fixed maturities trading at December 31, 2011 and 2010 are as follows:

	December 31, 2011		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$81,838	$82,393	$69,056	$70,024
Due after one year through five years	542,823	545,952	596,201	608,306
Due after five years through ten years	48,122	47,728	47,483	48,371
Due after ten years	4,339	3,715	4,999	5,152
Residential mortgage-backed securities	399,628	401,165	396,642	395,896
Asset-backed securities	134,772	130,283	137,942	132,771
Commercial mortgage-backed securities	89,997	95,307	98,532	102,959

Total	$1,301,519	$1,306,543	$1,350,855	$1,363,479

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

c)	The following table summarizes the composition of the fixed maturity investment portfolio by investment ratings assigned by rating agencies at December 31, 2011:

	December 31, 2011
	Amortized Cost	Fair Value

AAA/Aaa	$236,590	$241,072
AA/Aa	643,118	650,407
A/A	170,140	171,291
BBB/Baa	155,549	156,845
BB/Ba	30,635	29,830
B/B	31,986	30,346
CCC	14,420	11,483
CC	8,023	6,117
C	3,066	1,328
D	1,446	1,309
NR	6,546	6,515

Total	$1,301,519	$1,306,543

The primary rating source is Standard & Poor’s Corporation (“S&P”).

d)	Certain of the Company’s cash and fixed maturity investments are held in pledged accounts (see note 10c).

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

e)	The following table reflects the Company’s other investments, at fair value, at December 31, 2011 and 2010:

	December 31, 2011
	Amortized Cost	Fair Value
Other investments:
Catastrophe bonds	$47,941	$46,889
Hedge funds	39,570	50,037
Emerging Market Debt Fund	100,000	97,894
Derivative instruments	(537)	(535)
Repurchase agreements	4,400	4,400

Total	$191,374	$198,685

	December 31, 2010
	Amortized Cost	Fair Value
Other investments:
Catastrophe bonds	$83,907	$84,788
Hedge funds	49,814	59,130
Emerging Market Debt Fund	35,000	37,412
Derivative instruments	(540)	543
Repurchase agreements	6,600	6,600

Total	$174,781	$188,473

The catastrophe bonds are variable rate notes where the return is contingent upon certain climatic or geological events. The emerging market debt fund provides exposure to higher interest rates and currency appreciation through its investments in fixed-income securities denominated in the local currencies of emerging countries. The hedge funds include the Company’s investment in credit, long and short equity, distressed capital, event-driven and other multi-strategy funds. These investments utilize a variety of different investment approaches, designed to maximize diversity. The fair values for the emerging market debt and hedge funds are determined by management using the net asset values provided by the third party administrators of these funds. The hedge funds are subject to restrictions on redemptions which are determined by the governing documents and may limit the Company’s ability to liquidate its investments in these funds.

f)	The components of net investment income for the years ended December 31, 2011 and 2010 are as follows:

Year ended December 31,	2011	2010
Fixed maturity and short-term investments	$42,288	$50,615
Cash and cash equivalents	31	40
Other investments	3,457	6,753

	45,776	57,408
Investment expenses	(7,918)	(6,686)

Net investment income	$37,858	$50,722

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

g)	The analysis of realized gains and losses on sales of investments for the years ended December 31, 2011 and 2010 are as follows:

Year ended December 31,	2011	2010
Gross realized gains	$23,895	$35,850
Gross realized losses	(20,060)	(13,845)

Net realized investment gains included in net income	$3,835	$22,005

5. Derivative instruments

The Company reports its derivatives at estimated fair value as either assets or liabilities on the Consolidated Balance Sheet, depending on their rights or obligations, with changes in fair value included in unrealized gains (losses) on investments in the Consolidated Statements of Operations. The fair value of the Company’s derivatives is estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, by the use of industry or internal valuation models. The Company does not hold any derivatives designated as hedging instruments.

The Company’s investment guidelines permit investments in derivative instruments such as forward foreign exchange contracts, interest rate swaps, credit default swaps, options, repurchase agreements and swaptions. The Company principally has exposure to derivatives related to the following types of risks: foreign currency risk, interest rate risk and credit risk.

Forward foreign exchange contracts

Under the Company’s investment guidelines, the Company may invest in non-U.S. dollar denominated investments but is required to hedge any significant foreign currency exposure. The forward foreign exchange contracts in the Company’s investment portfolio are related to those hedges.

Interest rate swaps

The Company uses interest rate swaps to manage its exposure to interest rate risk, to manage the duration of its fixed maturities investment portfolio and yield curve without transacting in the underlying securities.

Futures

The Company uses futures to manage its exposure to interest rate risk, to manage the duration of its fixed maturities investment portfolio and yield curve.

Credit default swaps

The Company uses credit default swaps to manage its exposure to credit risk included in its fixed maturities investment portfolio and short-term investments and to obtain certain credit exposure more efficiently than purchasing the fixed maturities with the same credit risk.

Swaptions

The Company uses swaptions or options on interest rate swaps to manage its exposure to interest rate risk and to hedge the duration of the Company’s investment portfolio and yield curve.

Options

The Company uses options on U.S. Treasury futures to manage its exposure to interest rate risk, to hedge the duration of the Company’s investment portfolio and yield curve.

Repurchase agreements

The Company uses repurchase agreements to earn an enhanced return over cash.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

The following table shows the location on the Consolidated Balance Sheets and fair value of the Company’s derivative instruments at December 31, 2011 and 2010:

	December 31, 2011
	Derivative Assets		Derivative Liabilities
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Forward foreign exchange contracts	Other investments	$778	Other investments	$376
Futures	Other investments	124	Other investments	124
Interest rate swaps	Other investments	265	Other investments	1,194
Repurchase agreements	Other investments	4,400	Other investments	—
Swaptions	Other investments	53	Other investments	60

Total		$5,620		$1,754

	December 31, 2010
	Derivative Assets		Derivative Liabilities
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Forward foreign exchange contracts	Other investments	$503	Other investments	$73
Futures	Other investments	567	Other investments	567
Interest rate swaps	Other investments	646	Other investments	97
Repurchase agreements	Other investments	6,600	Other investments	—
Swaptions	Other investments	—	Other investments	436

Total		$8,316		$1,173

The location and amount of the (losses) gains recognized in the Company’s Consolidated Statements of Operations related to its derivative instruments for the years ended December 31, 2011 and 2010 are shown in the following table:

	Location of (losses) gains recognized on derivatives	Amount of (losses) gains recognized on derivatives
		2011	2010
Forward foreign exchange contracts	Net foreign exchange gains	$85	$704
Swaps	Net investment (losses) income	(1,161)	50
Swaps	Net unrealized (losses) gains on investments	(1,570)	987
Swaps	Net realized losses on investments	(1,710)	(264)
Swaps	Net foreign exchange gains	22	13
Futures	Net realized (losses) gains on investments	(660)	1,599
Futures	Net foreign exchange losses	—	(2)
Swaptions	Net unrealized gains (losses) on investments	494	(713)
Swaptions	Net realized gains on investments	169	883
Options	Net unrealized gains on investments	—	5
Options	Net realized gains on investments	8	38
Repurchase agreements	Net investment income	4	17

Total		$(4,319)	$3,317

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

6. Reserve for losses and loss adjustment expenses

The reserve for losses and loss adjustment expenses is an estimate which is subject to material variability. The variability arises because all events affecting the ultimate settlement of claims have not taken place and may not take place for some time. Variability can be caused by the receipt of additional claim information, changes in judicial interpretation of contracts or significant differences in the severity or frequency of claims from historical trends. Also, the Company does not have the benefit of its own historical loss experience due to its short operating history. Accordingly, the Company’s reserves for losses and loss adjustment expenses may be subject to greater variability than a more mature company.

Loss and loss adjustment expenses reserve estimates are based on all relevant information available to the Company. The Company believes that the reserve for losses and loss adjustment expenses is sufficient to cover losses that fall within coverages assumed by the Company; however, there can be no assurance that actual losses will not exceed the Company’s total reserves for losses and loss adjustment expenses.

Activity in the reserve for losses and loss adjustment expenses for the years ended December 31, 2011 and 2010 was as follows:

	2011	2010

Gross reserves for losses and loss expenses, beginning of year	$425,211	$255,207
Loss reserves recoverable, beginning of year	26,585	1,549

Total net reserves for losses and loss expenses	398,626	253,658
Net losses incurred related to:
Current year	323,210	256,278
Prior years	(28,725)	(11,299)

Total net incurred losses	294,485	244,979
Net paid losses related to:
Current year	(77,090)	(18,046)
Prior years	(93,031)	(81,496)

Total net paid losses	(170,121)	(99,542)
Effect of foreign exchange movements	(441)	(469)

Total net reserves for losses and loss expenses, end of year	522,549	398,626
Loss reserves recoverable, end of year	41,448	26,585

Gross reserves for losses and loss expenses, end of year	$563,997	$425,211

During 2011, the Company experienced net favorable development on prior accident years of $28.7m primarily due to reductions in attritional reinsurance reserves and natural catastrophes of $9.8 million and $18.9 million, respectively. Attritional developments were primarily from property reinsurance, marine & aviation, and professional lines of $9.4 million, $3.0 million and $1.7 million, respectively, with an offset from property insurance of $5.6 million. Natural catastrophes saw positive development primarily from reserve releases on Hurricanes Gustav and Ike of $7.9 million, the Chilean earthquake of $3.4 million and various other smaller named storms from 2009 and 2010 of $7.3 million and $4.0 million, respectively. This is partially offset by adverse development on various smaller named storms that occurred in 2007 of $4.0 million and the 2010 Queensland floods of $1.2 million.

During 2010, the Company experienced net favorable development on prior accident years primarily due to reductions in attritional reinsurance reserves of approximately $10.3 million, which is offset by an increase in attritional property insurance of $0.8 million. In addition, natural catastrophes decreased by $1.8 million, which consist primarily of reductions in the reserves relating to aviation of $6.0 million and Storm Klaus of $3.9 million offset by an increase in our reserves for Hurricane Ike of $7.1 million.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

7. Reinsurance ceded

The effects of reinsurance ceded on premiums written, premiums earned and on losses and loss adjustment expenses, during the years ended December 31, 2011 and 2010, are as follows:

	2011	2010
Premiums written
Direct	$22,201	$21,664
Assumed	470,463	510,060
Ceded	(41,473)	(36,161)

Net	$451,191	$495,563

Premiums earned
Direct	$21,495	$27,828
Assumed	456,291	486,961
Ceded	(37,005)	(24,432)

Net	$440,781	$490,357

Losses and loss adjustment expenses
Gross losses and loss adjustment expenses	$318,281	$280,498
Losses and loss adjustment expenses recoverable	(23,796)	(35,519)

Net losses and loss adjustment expenses	$294,485	$244,979

The Company uses reinsurance ceded contracts to reduce its exposure to risk of loss on certain reinsurance contracts. Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains primarily liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements. At December 31, 2011, reinsurance recoverables amounted to $41.4 million (2010 - $26.6 million).

8. Share-based compensation

Ariel Holdings granted restricted stock and options to certain employees at the time of the Ariel Holdings initial financing, as well as providing for future awards of stock-based compensation. All such awards are subject to, or operate under terms broadly similar to, the Ariel Holdings Long Term Incentive Plan (“LTIP”). The LTIP provides the Compensation Committee of the Board of Directors with the sole discretion to grant awards to employees and to determine the exercise price, vesting period and other applicable terms of such awards. The maximum option term is 10 years for all options awarded. Ariel Holdings has charged the Company $4.6 million in 2011 and $4.8 million in 2010 related to the LTIP, recorded in general and administrative expenses.

9. Pension plan

The Company provides pension benefits to eligible employees through a defined contribution plan sponsored by the Company. Under the Company’s defined contribution plan, the Company makes contributions to its employees’ accounts of up to 15% of its employees’ eligible earnings. The contributions in the defined contribution plans are to be invested at the election of each employee in one or more of several investment funds offered by third party investment advisors. Contributions paid or accrued for the years ended December 31, 2011 and 2010 resulted in an expense of $2.0 million and $1.9 million, respectively, being recorded in general and administrative expenses.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

10. Commitments and contingencies

a)	Concentrations of credit risk

As of December 31, 2011, substantially all of the Company’s cash and investments were held by one custodian. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of fixed maturity investments. The fixed maturity investment portfolio is managed by external advisors in accordance with prudent standards of diversification. Specific provisions limit the allowable holdings of a single issue or issuers. The Company did not have an aggregate exposure in a single entity, other than in the U.S. Government and U.S. Government agency securities and U.S. Government sponsored enterprises, of more than 1% (2010 - 2%) of consolidated shareholder’s equity at December 31, 2011.

Concentration of credit risk with respect to reinsurance recoverable balances is limited due to the number of reinsureds used on the Company’s reinsurance programs. As at December 31, 2011, sixteen reinsurers accounted for 100% of the reinsurance balances recoverable, all of these reinsurers are either rated A- or better by A.M. Best or fully collateralized.

As referred to in (b) the Company sources its business through certain major brokers. The Company is exposed to the credit risk of the brokers in respect of premium income due from policy holders that are remitted via the brokers.

b)	Major production sources

During the year ended December 31, 2011, the Company obtained 73%, of its gross premiums written through three brokers:

Aon Benfield	42%
Marsh and McLennan Companies, Inc.	24%
Willis Companies	9%

c)	Investment commitments

As of December 31, 2011, the Company has pledged $87.6 million (2010 - $85.0 million) of its fixed maturity investments and cash as collateral to secure $82.3 million (2010 - $66.8 million) of letters of credit outstanding under its credit facility.

Invested assets with a carrying value of $6.1 million (2010 - $6.0 million) were held in trust for the benefit of Ariel Re’s United States surplus line policyholders.

Under the terms of the reinsurance agreements with Valiant Insurance Company (“Valiant”), as referred to in note 12, Ariel Re has deposited $73.0 million (2010 - $70.8 million) in a trust for the benefit of Valiant.

As of December 31, 2011, the Company has pledged $53.2 million (2010 - $41.2 million) of its fixed maturity investments and cash as collateral to secure $35.1 million (2010 - $31.9 million) of letters of credit outstanding under the FALLOC as referred to in note 11.

d)	Employment agreements

The Company has entered into employment agreements with certain officers that provide for option awards, executive benefits and severance payments under certain circumstances.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

e)	Operating leases

The Company leases office space and office equipment under operating leases. Future minimum lease commitments at December 31, 2011 are as follows:

Year ended December 31	Amount $000’s
2012	2,288
2013	2,175
2014	2,230
2015	2,286
2016 and thereafter	5,419

Total rent under operating leases for the years ended December 31, 2011 and 2010 was $1.8 million and $2.1 million, respectively.

f)	Securities lending

As part of the Company’s securities lending program the Company had $59.5 million (2010 - $33.6 million) of securities on loan at December 31, 2011 for which $60.8 million (2010 - $36.7 million) of collateral had been posted by the borrowers.

11. Debt and financing arrangements

On November 28, 2011, the Company renewed its standby letter of credit facility (“FALLOC”). The new $100.0 million FALLOC was entered among Atrium Underwriting Group Limited (“the Borrower”), Ariel Holdings, as Guarantor, the Company, as Reinsurer, and ING Bank N.V., London Branch (the “Lender”).

Proceeds of the FALLOC may be used by the Borrower for the provision of Funds at Lloyd’s to support the underwriting capacity of the corporate members owned by the Borrower, for the 2013, 2012 and prior years of account. The Company guarantees the obligations of the Borrower under the FALLOC. Collateral cover must be provided by the Company in support of its obligations as Reinsurer under certain quota share reinsurance agreements with Atrium’s corporate members, and/or by the Borrower, in an aggregate value not less than the aggregate face amounts of the letters of credit issued under the FALLOC, subject to certain collateral advance rates. The collateral cover is provided in the form of investment collateral held in collateral accounts pledged in favor of the Lender, as security trustee.

The FALLOC requires Ariel Holdings to comply with certain customary restrictive covenants. These include certain financial covenants, such as maintaining a maximum debt to capital ratio (no greater than 0.35:1.00 at any time) and a consolidated net worth of the Company ($500 million). In addition, Ariel Re must maintain a financial strength rating from A.M. Best of at least B++ at all times.

The FALLOC also contains restrictions on Atrium’s ability to incur additional indebtedness, the Ariel Holding’s ability to merge with or be acquired by another entity, and Ariel Holding’s and its subsidiaries’ ability to dispose of certain assets, incur liens other than permitted liens, or cease its business.

On May 14, 2007, the Company replaced its $350 million Credit Facility (the “Facility”) among the Company and a syndicate of lending institutions (the “Facility Lenders”). The transaction was led by HSBC and JP Morgan Securities Inc. (“JP Morgan”).

Proceeds of the Facility may be used by the Company for general corporate and working capital purposes. The Facility comprises two tranches. The first tranche of $100 million was available for three years on unsecured revolving loans or secured letters of credit and was not renewed in 2011. The second tranche of $250 million is available for five years for the issuance of secured letters of credit. Collateral security will be provided from the invested assets of Ariel Re, subject to certain collateral advance rates. The Company guarantees the obligations of the Facility.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

The Facility requires the Company to comply with certain customary restrictive covenants. These include certain financial covenants, such as maintaining a maximum debt to capital ratio (no greater than 0.35:1.00 at any time), a consolidated tangible net worth (70% of actual net worth at the date of closing, plus 50% of positive quarterly net income plus 70% of new equity raised) and a maximum amount of net premiums written to net equity of Ariel Re (no greater than 1.5 to 1.0). In addition, Ariel Re must maintain a financial strength rating from A.M. Best of at least B++ at all times.

The Facility also includes covenants and default provisions consistent with the FALLOC covenant and default provisions. Upon the occurrence of an event of default under the Facility, the Facility Lenders can terminate their commitments under the revolving loans, require repayment of any outstanding revolving loans, give notice of termination of any outstanding letters of credit in accordance with their terms, require the delivery of cash collateral for outstanding letters of credit and foreclose on any security held by the Facility Lenders under the Facility.

12. Related party transactions

a) Stock compensation. The stock compensation expense charged during the year by Ariel Holdings, and included within general and administrative expense was $4.6 million (2010 - $4.8 million).

b) Intercompany reinsurance agreements. Effective January 1, 2009, the Company entered into reinsurance agreements with various Lloyd’s corporate member underwriting subsidiaries of Atrium Underwriting Group Limited (“Atrium”), a wholly owned subsidiary of Ariel Holdings. These agreements provide that Ariel Re assumes a 65% quota share of all insurance and reinsurance risks earned by the corporate member subsidiaries of Atrium during 2011 and 2010. In addition to the insurance and reinsurance risks, Ariel Re assumed 65% of foreign exchange gains or losses, investment returns and operating expenses. The Company pays the Atrium subsidiaries a 2% commission on all amounts ceded as well as a 20% profit commission. For the year ended December 31, 2011, the Atrium subsidiaries ceded $56.9 million (2010 - $68.0 million) of premiums written and earned and losses of $47.7 million (2010 - $33.6 million) were incurred under these quota share agreements.

On October 1, 2007, the Company entered into reinsurance agreements with Valiant Insurance Company (“Valiant”), a Delaware-domiciled insurance company that is wholly owned by Valiant Insurance Group, Inc. (“VIG”) a former subsidiary of Ariel Holdings. These agreements included a pro-rata reinsurance agreement, whereby Ariel Re assumes a 75% quota share of all business written by Valiant, provided that the business written is not being indemnified by other reinsurers. The Company pays Valiant a 30% commission on all premiums ceded. For the year ended December 31, 2011, Valiant ceded $0.9 million (2010 - $37.9 million) and $16.0 million (2010: $35.8 million) of premiums written and earned, respectively and losses of $10.6 million (2010 - $27.4 million) were incurred under the quota share agreement.

On October 1, 2007, the Company entered into a stop loss reinsurance agreement with Valiant. Under the terms of the agreement, the Company will indemnify Valiant for incurred losses that exceed 80% of Valiant’s net earned premium. The Company will receive 5% of Valiant’s net earned premium on the reinsured business as premium. For the year ended December 31, 2011, the Company received premium of nil (2010 - $0.6 million) from Valiant, and incurred no losses (2010 - $0.2 million of expense).

On October 1, 2007, the Company agreed to guarantee Valiant’s third party reinsurance recoverable balances. Under the terms of the agreement Ariel Re agrees to pay Valiant for all third party reinsurance recoveries that are 90 days overdue. In return, the Company is entitled to receive quarterly premium payments based on a percentage of Valiant’s total reinsurance recoverable at the end of each quarter. For the years ended December 31, 2011 and 2010, the Company received no premiums from Valiant under this agreement as Valiant had not entered into any third party reinsurance arrangements during the applicable period.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

On November 25, 2008 the Company entered into reinsurance agreements with Valiant Specialty Insurance Company (“Valiant Specialty”), a Delaware-domiciled insurance company that is wholly owned by VIG. These agreements included a pro-rata reinsurance agreement, whereby Ariel Re assumes a 75% quota share of all business written by Valiant Specialty, provided that the business written is not being indemnified by other reinsurers. The Company pays Valiant Specialty a 30% commission on all premiums ceded. For the year ended December 31, 2011, Valiant Specialty ceded $20 thousand and $0.3 million of premiums written and earned (2010 - $1.3 million and $1.3 million), respectively and losses of $0.1 million (2010 - $0.9 million) were incurred under the quota share agreement.

On November 25, 2008, the Company entered into a stop loss reinsurance agreement with Valiant Specialty. Under the terms of the agreement, the Company will indemnify Valiant Specialty for incurred losses that exceed 80% of Valiant Specialty’s net earned premium. The Company will receive 5% of Valiant Specialty’s net earned premium on the reinsured business as premium. For the year ended December 31, 2011, the Company received no premiums (2010 - $21 thousand) from Valiant Specialty, and incurred no losses (2010: $nil).

On November 25, 2008, the Company agreed to guarantee Valiant Specialty’s third party reinsurance recoverable balances. Under the terms of the agreement Ariel Re agrees to pay Valiant Specialty for all third party reinsurance recoveries that are 90 days overdue. In return, the Company is entitled to receive quarterly premium payments based on a percentage of Valiant Specialty’s total reinsurance recoverable at the end of each quarter. For the year ended December 31, 2011, the Company received no premiums (2010 - $nil) from Valiant Specialty under this agreement as Valiant Specialty had not entered into any third party reinsurance arrangements during the applicable period.

On July 1, 2010, Ariel Holdings executed an agreement to sell the stock of VIG for which the sale closed on November 8, 2010. In connection with this sale the pro-rata reinsurance agreements with Valiant and Valiant Specialty were terminated and cancelled on a run-off basis effective November 5, 2010. In addition, the stop loss reinsurance agreements with Valiant and Valiant Specialty and the guarantee of Valiant’s third party reinsurance recoverable balances were commuted effective October 31, 2010. These commutations resulted in a payment to Valiant and Valiant Specialty of $0.6 million in 2010.

On November 5, 2010, following the sale of VIG the Company entered into an excess of loss reinsurance agreement with Valiant and Valiant Specialty. Under the terms of this agreement Ariel Re agreed to indemnify Valiant and Valiant Specialty for net loss payments that are in excess of net loss reserves at the date of closing and for net loss payments that are in excess of 62.5% of net unearned premiums as at the date of closing. In addition, Ariel Re agreed to indemnify Valiant and Valiant Specialty for net loss payments in excess of 60% of net earned premiums for policies written by Valiant and Valiant Specialty prior to the closing date but incepting after the closing date. There were no amounts incurred under either of these indemnifications for either the year ending December 31, 2011 or 2010.

c) Balance due to Ariel Holdings Ltd. The intercompany balance due to Ariel Holdings is unsecured and non-interest bearing. The amount is due upon demand.

13. Statutory requirements and dividend restrictions

Ariel Re’s ability to pay dividends and make capital distributions is subject to certain regulatory restrictions. Under the Insurance Act 1978, amendments thereto and Related Regulations of Bermuda (the “Act”), Ariel Re is required to prepare statutory consolidated financial statements and to file in Bermuda a statutory financial return. The Act also requires Ariel Re to maintain certain measures of solvency and liquidity. At December 31, 2011, the statutory capital and surplus of Ariel Re was $1,100.6 million (2010 - $1,305.5 million) which exceeds the statutory capital and surplus required to be maintained under the Act.

Under the Act, Ariel Re is classified as a Class 4 insurer, and is therefore restricted as to the payment of dividends in the amount of 25% of the prior year’s statutory capital and surplus, unless at least two members of the Board of Directors attest that a dividend in excess of this amount would not cause Ariel Re to fail to meet its relevant margins.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

During 2011, Ariel Re declared dividends of $260.0 million (2010 - $400.0 million).

In 2008, the Bermuda Solvency Capital Requirement (“BSCR”) was enacted in Bermuda, which included, among other things, a standard mathematical model designed to give the Bermuda Monetary Authority (“BMA”) more advanced methods for determining an insurer’s capital adequacy. Underlying the BSCR is the philosophy that all insurers should operate on an ongoing basis with a view to maintaining their capital at a prudent level in excess of the minimum solvency margin otherwise prescribed under the Insurance Act. The BMA requires all Class 4 insurers to maintain their capital at a target level which is set at 120% of the minimum amount calculated in accordance with the BSCR or an approved in-house model. Ariel Re is currently completing the 2011 BSCR and at this time believes that Ariel Re will exceed the target level of capital.

The principal differences in Bermuda between statutory basis consolidated financial statements and consolidated financial statements prepared in accordance with U.S. GAAP are that statutory consolidated financial statements do not reflect deferred acquisition costs or prepaid assets. Also, reinsurance assets and liabilities are presented net of reinsurance and there is no cash flow statement.

The Company’s Zurich branch has no statutory filing requirement at, or for, the year-end December 31, 2011.

14. Taxation

The Company provides for income taxes based upon amounts reported in the consolidated financial statements and the provisions of currently enacted tax laws. The Company is registered in Bermuda and is subject to Bermuda law with respect to taxation. Under current Bermuda law, the Company is not taxed on any Bermuda income or capital gains taxes and has received an undertaking from the Bermuda Minister of Finance that, in the event of any Bermuda income or capital gains taxes being imposed, the Company will be exempt from those taxes until March 2035.

The Company’s Swiss branch is subject to both Swiss Federal tax and Zurich Cantonal tax. The income tax benefit is all current and is all attributable to the Zurich branch.

Reconciliation between the expected tax rate of zero under Bermuda law and the actual tax benefit per the consolidated financial statements is as follows:

	Year ended December 31 2011	Year ended December 31 2010
Computed expected tax benefit	$—	$—
Foreign taxes at local expected rates	(460)	214

Actual income tax (expense) benefit	$(460)	$214

15. Subsequent events

On January 13, 2012, the cruise liner Costa Concordia ran aground off the coast of Italy. Based on a total industry insured loss estimate of $845 million to $950 million, the Company expects its loss to be in the range of $12.0 million to $17.0 million, net of reinstatement premiums and reinsurance. The Company’s assessment of its loss from the event is based on current information available. Due to the preliminary nature of reports and estimates of loss to date, the Company’s actual losses from this event may vary from these estimates.

On March 2, 2012, Ariel Holdings and Ariel Re entered into a purchase agreement with Arrow Corporate Member Holdings LLC (“Arrow”), a subsidiary of Goldman Sachs (“Goldman”), pursuant to which Ariel Re will sell assets, including intellectual property, trade name and rights associated with its core property and marine reinsurance, property insurance and certain ancillary business (together “subject lines”) underwritten by its Bermuda office to Arrow. The transaction is expected to close, subject to certain closing conditions and regulatory approval, on April 1, 2012.

Ariel Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Expressed in thousands of United States dollars, except share amounts)

Ariel Re will also reinsure its unexpired in-force business at closing in the subject lines on a 100% quota share basis to Syndicate 1910 at Lloyd’s, a subsidiary of Arrow, and will transfer its net loss reserves and loss expenses through a loss portfolio transfer in the subject lines to a newly formed reinsurance subsidiary of Arrow.

At closing, the Bermuda employees of Ariel Re will become employees of an Arrow affiliate or other Goldman affiliates.

On March 3, 2012 Ariel Re entered into a purchase agreement with Arch Reinsurance Ltd and Arch Reinsurance Europe Underwriting Limited (collectively “Arch”), pursuant to which Ariel Re will sell certain assets and rights associated with its credit and surety business based in Zurich, Switzerland. The transaction is expected to close, subject to certain closing conditions and regulatory approval, by April 1, 2012.

Ariel Re will also reinsure its unexpired in-force business at closing in the credit and surety lines of business on a 100% quota share basis to Arch and will also transfer its net loss reserves and loss expenses through a loss portfolio transfer in the s credit and surety lines to Arch.

At closing, the Zurich employees of Ariel Re will become employees of Arch or other Arch affiliates.

Also at closing or as soon as practicable thereafter, Ariel Holdings and Ariel Re will change company names.

As a result of these transactions, Ariel Re will exit all lines of business but continue to underwrite intragroup reinsurance of Atrium. The operations of Atrium are unaffected by the transaction.

These transactions will substantially reduce Ariel Re’s risk positions, and Ariel Re expects accordingly, subject to the approval of the Bermuda Monetary Authority, to make a distribution to Ariel Holdings of a substantial percentage of its statutory capital and surplus. During the second quarter of 2012, Ariel Holdings, in turn, expects to make a distribution to its shareholders in an amount equal to substantially all of the distribution that it receives from Ariel Re.

The Company has evaluated subsequent events through March 8, 2012, the date these financial statements were available to be issued, and concluded that, other than the subsequent events disclosed above, there are no material subsequent events requiring recognition or disclosure.